UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6533 Octave Avenue Las Vegas, Nevada	89139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  1-888-455-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Financial Projections

Respect Your Universe, Inc.'s (the "Company") management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial projections prepared by management in connection with Company presentations to various financial audiences were made available commencing September 23, 2011 and will be made again in late September and in early October 2011. The Company has set forth below that portion of the financial projections that it believes constitutes material nonpublic information. The inclusion of this information should not be regarded as an indication that the Company's management or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections cover multiple quarters and such information by its nature becomes less reliable with each successive quarter. The financial projections were prepared solely for internal use and for the use in the Company presentations and not with a view toward public disclosure or toward complying with Generally Accepted Accounting Principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by, and are the responsibility of, the Company's management. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Readers of this Current Report on Form 8-K are cautioned not to place undue reliance on the financial projections set forth below. No one has made or makes any representation to any stockholder or any prospective stockholder regarding the information included in these projections.

The inclusion of financial projections in this Current Report on Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. See "Forward-Looking Statements."

Approximate Projected Revenue

YEAR

2011	$100,000
2012	$3,000,000
2013	$18,000,000
2014	$37,000,000
2015	$85,000,000

Approximate Projected Operating Income

YEAR

2011	($6,000,000)
2012	($4,000,000)
2013	$1,000,000
2014	$7,000,000
2015	$21,000,000

The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance, and therefore, you should not put undue reliance upon them. Some of the statements that are forward-looking include: our ability meet our projections for revenues and operating income, our ability to successfully implement our business plan; our estimates of revenues and of other expenses associated with our operations; our ability to respond to increasing competition and to changes in consumer preferences in the apparel industry; our ability to generate sufficient cash flows and maintain adequate sources of liquidity to finance our ongoing operations and our capital expenditures; our ability to absorb increasing labor and product costs; and our ability to create and maintain our brand.  The Company undertakes no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	September 28, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary